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                                                                    Exhibit 23.2

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated September 13, 1996 with respect to the combined financial statements of HealthCare Financial Partners, Inc. and HealthPartners DEL, L.P. and the financial statements of HealthPartners Funding, L.P. in Amendment No.3 to the Registration Statement (Form S-1 No. 333-12479) and the related Prospectus of HealthCare Financial Partners, Inc., dated November 20, 1996.

                                                Ernst & Young LLP

                                                /s/ ERNST & YOUNG LLP

Washington, D.C.
November 20, 1996